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                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                           FIGGIE INTERNATIONAL INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                      SAME
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

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

                      [FIGGIE INTERNATIONAL LETTERHEAD]


                                April 24, 1998

TO:  STOCKHOLDERS OF FIGGIE INTERNATIONAL INC.
     CLASS B COMMON STOCK


Dear Sir or Madam:

     In prior year, Figgie International Inc. has printed two separate proxy/voting instruction cards. (One for holders of Class A Common Stock and one for holders of Class B Common Stock.) This year, in an attempt to simplify the proxy process, we combined both Class A and Class B Common Stock on one proxy/voting instruction card (hereafter "Proxy Card").

     In the process of combining the two Proxy Cards, a minor typographical error was made, wherein the Proxy Card text omitted a reference to "Class B" shares in one sentence. However, the Proxy Card heading properly indicates that both Class A and Class B shares are to be voted on the Proxy Card. In addition, the Proxy Card reflects all shares owned by you, including Class B shares.

     To avoid any confusion, we are writing to advise you that your Proxy Card will vote BOTH Class A and Class B Common shares. Please return your Proxy Card in accordance with the instructions printed on the Proxy Card.

     If you have any questions, please call me.


                                              Sincerely,

                                              /s/ Debra L. Kackley

                                              Debra L. Kackley